Exhibit 99.1

Gentherm Reports 2021 First Quarter Results

Strong Automotive Revenue Significantly Outperformed Light Vehicle Production

Secured $400 Million in New Automotive Awards

Maintains 2021 Guidance

NORTHVILLE, Michigan, April 29, 2021 /Global Newswire/ -- Gentherm (NASDAQ:THRM), a global market leader and developer of innovative thermal management technologies, today announced its financial results for the first quarter ending March 31, 2021.

First Quarter Highlights

•	Product revenues of $288.5 million increased 26.2% from $228.6 million in the 2020 first quarter.
o	Excluding the impact of foreign currency translation, product revenues increased 21.5% year over year
•	GAAP diluted earnings per share was $0.99 as compared with $0.36 for the prior-year period
•	Adjusted diluted earnings per share (see table herein) was $1.04. Adjusted diluted earnings per share in the prior-year period was $0.51
•	Secured automotive new business awards totaling $400 million in the quarter

Phil Eyler, the Company's President and CEO, said “I am pleased with the strong execution by the Gentherm team, especially in light of the headwinds in the global supply chain, allowing us to continue to outperform in Automotive versus the key markets we serve. In addition, we secured $400 million of new awards from auto makers around the world and continued to make progress on ClimateSenseTM development. While there is still uncertainty in the supply chain, I am proud of our global team for maintaining the momentum on the topline and delivering strong operating performance, while continuing to expand technology leadership.”

2021 First Quarter Financial Review

Product revenues for the first quarter of 2021 increased by $59.9 million, or 26.2%, as compared with the prior-year period. Excluding the impact of foreign currency translation, product revenues increased 21.5% year over year.

Automotive revenues increased 29.1% year over year, with revenue growth in all product categories. Adjusting for foreign currency translation, organic Automotive revenues increased 24.1% year over year, driven by increased volumes as a result of new launches and higher take rate, as well as the negative impact of COVID-19 in the prior-year period. According to IHS Markit’s mid-April report, actual light vehicle production increased by approximately 15.6% when compared with the first quarter of 2020 in the Company’s key markets of North America, Europe, China, Japan and Korea.

Gentherm Medical revenue declined 24.5% year over year, primarily as a result of the continued negative impact of the COVID-19 pandemic on elective surgeries and COVID-driven higher Blanketrol® sales in the prior-year period.

See the “Revenues by Product Category” table included below for additional detail.

Gross margin rate increased to 30.4% in the current-year period, as compared with 28.9% in the prior-year period.  The 150-basis point improvement over the prior-year period resulted from favorable foreign currency translation, fixed cost leverage from higher unit volume and labor productivity. These were partially offset by annual customer price reductions, wage inflation and impact from industry-wide supply chain disruptions.

Net research and development expenses of $17.6 million in the 2021 first quarter decreased $0.2 million, or 0.9% over the prior-year period, primarily due to higher reimbursements for design and development costs, partially offset by increased project-related spending.

Selling, general and administrative expenses of $28.5 million in the 2021 first quarter increased $2.7 million, or 10.4%, versus the prior-year period. The year-over-year increase was primarily driven by increased stock-based compensation expenses as a result of exercises and mark-to-market adjustments in cash-settled stock appreciation rights.

Restructuring expenses of $0.8 million in the current-year period were $3.0 million lower than the prior-year period.

As described more fully in the “Reconciliation of Net Income to Adjusted EBITDA” table included below, the Company recorded Adjusted EBITDA of $51.8 million in the 2021 first quarter compared with $32.7 million in the prior-year period, an increase of $19.1 million or 58.4%.

Income tax expense in the 2021 first quarter was $7.6 million, as compared with $5.4 million in the prior-year period. The effective tax rate was 18.7% in the 2021 first quarter.

GAAP diluted earnings per share for the first quarter of 2021 was $0.99 compared with $0.36 for the prior-year period. Adjusted diluted earnings per share, excluding non-cash purchase accounting impact, restructuring expenses, unrealized currency (gain) losses and other impacts (see table herein), was $1.04. Adjusted diluted earnings per share in the prior-year period was $0.51.

Guidance

The Company maintains its full-year 2021 guidance that was initially provided on its year-end 2020 earnings release on March 1, 2020:

•

Product revenues between $1.05 billion and $1.13 billion, assuming current foreign exchange rates and light vehicle production in the Company’s key markets growing at a low-teens rate in 2021 versus 2020

•	Adjusted EBITDA between 17% and 19% of product revenues
•	Full-year effective tax rate between 22% and 24%
•	Capital expenditures between $50 million and $60 million

Conference Call

As previously announced, Gentherm will conduct a conference call today at 8:00 am Eastern Time to review these results. The dial-in number for the call is 1-877-407-4018 (callers in the U.S.) or +1-201-689-8471 (callers outside this U.S.). The passcode for the live call is 13718646.

A live webcast and one-year archived replay of the call can be accessed on the Events page of the Investor section of Gentherm's website at www.gentherm.com.

A telephonic replay will be available at approximately two hours after the call until 11:59 pm Eastern Time on May 13, 2021. The replay can be accessed by dialing 1-844-512-2921 (callers in the U.S.), or +1-412-317-6671 (callers outside the U.S.). The passcode for the replay is 13718646.

Investor Relations Contact
Yijing Brentano

investors@gentherm.com
(248) 308-1702

Media Contact

Melissa Fischer

media@gentherm.com

248.289.9702

About Gentherm

Gentherm (NASDAQ:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery performance solutions, cable systems and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 11,000 employees in facilities in the United States, Germany, Canada, China, Hungary, Japan, Korea, North Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management's reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including that:

▪

the COVID-19 pandemic and its direct and indirect adverse impacts on the automobile and medical industries and global economy, which had, and may continue to have, an adverse effect on, among other things, the Company’s results of operations, financial condition, cash flows, liquidity, borrowing availability under the Company’s revolving credit facility, business operations, and stock price;
▪

the loss of any key suppliers, or any material delays in the supply chain of the Company or the OEMs and Tier 1s supplied by the Company, including resulting from a shortage of key components (such as semiconductors);

▪	the Company’s failure to be in compliance with covenants under its debt agreements, which could result in the amounts outstanding thereunder being accelerated and becoming immediately due and payable;
▪	the Company’s ability to obtain additional financing by accessing the capital markets, which may not be available on acceptable terms or at all;
▪	the macroeconomic environment, including its impact on the automotive industry, which is cyclical;
▪	any significant declines or slower growth than anticipated in light vehicle production;
▪	market acceptance of the Company’s existing or new products, and new or improved competing products developed by competitors with greater resources;
▪	shifting customer preferences, including due to the evolving use of automobiles and technology;
▪	the Company’s ability to project future sales volumes, based on which the Company manages its business;
▪	reductions in new business awards, which were limited in 2020, and may continue to be limited, due to COVID-19 and related uncertainties;
▪	the Company’s ability to convert new business awards into product revenues;
▪	the loss or insolvency of any of the Company’s key customers;
▪	the impact of price downs in the ordinary course, or additional increased pricing pressures from the Company’s customers;
▪	the feasibility of Company’s development of new products on a timely, cost effective basis, or at all;
▪	security breaches and other disruptions to the Company’s IT systems;
▪	work stoppages impacting the Company, its suppliers or customers;
▪	changes in free trade agreements or the implementation of additional tariffs, and the Company’s ability to pass-through tariff costs;
▪	unfavorable changes to currency exchange rates;
▪	the Company’s ability to protect its intellectual property in certain jurisdictions;
▪	the Company’s ability to effectively implement ongoing restructuring and other cost-savings measures or realize the full amount of estimated savings; and
▪	compliance with, and increased costs related to, domestic and international regulations.

The foregoing risks should be read in conjunction with the Company's filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors”, in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, the business outlook discussed in this release does not include the potential impact of any business combinations, acquisitions, divestitures, strategic investments and other significant transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Product revenues	$288,535	$228,613
Cost of sales	200,866	162,546
Gross margin	87,669	66,067
Operating expenses:
Net research and development expenses	17,603	17,760
Selling, general and administrative expenses	28,526	25,840
Restructuring expenses	791	3,766
Total operating expenses	46,920	47,366
Operating income	40,749	18,701
Interest expense, net	(1,039)	(748)
Foreign currency gain (loss)	773	(938)
Other (loss) income	(9)	264
Earnings before income tax	40,474	17,279
Income tax expense	7,565	5,406
Net income	$32,909	$11,873
Basic earnings per share	$1.00	$0.36
Diluted earnings per share	$0.99	$0.36
Weighted average number of shares – basic	32,946	32,693
Weighted average number of shares – diluted	33,390	32,869

GENTHERM INCORPORATED

REVENUE BY PRODUCT CATEGORY AND RECONCILIATION OF FOREIGN CURRENCY TRANSLATION IMPACT

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020	% Change
Climate Control Seat	$109,173	$82,528	32.3%
Seat Heaters	76,721	64,532	18.9%
Steering Wheel Heaters	28,864	19,235	50.1%
Automotive Cables	24,281	22,140	9.7%
Battery Performance Solutions	17,760	11,209	58.4%
Electronics	15,105	10,376	45.6%
Other Automotive	7,466	6,452	15.7%
Subtotal Automotive segment	279,370	216,472	29.1%
Medical segment	9,165	12,141	(24.5)%
Total Company	$288,535	$228,613	—

Less: Foreign currency translation impact	10,879
Total Company, excluding foreign currency translation impact	$277,656	$228,613	21.5%

GENTHERM INCORPORATED

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net income	$32,909	$11,873
Add back:
Depreciation and amortization	9,695	10,153
Income tax expense	7,565	5,406
Interest expense	1,039	748
Adjustments:
Restructuring expense	791	3,766
Unrealized currency (gain) loss	(295)	765
Acquisition expenses	114	—
Adjusted EBITDA	$51,818	$32,711

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP throughout this release, the Company has provided here or elsewhere information regarding adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA margin, adjusted earnings per share (“Adjusted earnings per share” or “Adjusted EPS”), free cash flow, Net Debt and Revenue excluding the impact of foreign currency translation, each a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, and other gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by product revenues. The Company defines Adjusted EPS as earnings adjusted by gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives.  The Company defines Free Cash Flow as Net cash provided by operating activities less Purchases of property and equipment. The Company defines Net Debt as the principal amount of all Consolidated Funded Indebtedness (as defined in the Credit Agreement) less cash and cash equivalents. The Company defines Revenue excluding the impact of foreign currency translation as revenue, less the estimated effects of foreign currency exchange on revenue by translating actual revenue using the prior period foreign currency exchange rates.

The Company’s reconciliations are included in this release or can be found in the supplemental materials furnished as Exhibit 99.2 to the Company’s Form 8-K dated April 29, 2021.

In evaluating its business, the Company considers and uses Free Cash Flow and Net Debt as supplemental measures of its liquidity and the other non-GAAP financial measures as supplemental measures of its operating performance. Management provides such non-GAAP financial measures so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a period-over-period basis by excluding matters not indicative of the Company’s ongoing operating or liquidity results. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur revenues, expenses, and cash and non-cash obligations that are the same as or similar to some of the adjustments in our presentation of non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There also can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. Other companies in our industry may define and calculate these non-GAAP financial measures differently than we do and those calculations may not be comparable to our metrics. These non-GAAP measures have limitations as analytical tools, and when assessing the Company's operating performance or liquidity, investors should not consider these non-GAAP measures in isolation, or as a substitute for net income, revenue or other consolidated income statement or cash flow statement data prepared in accordance with GAAP.

Non-GAAP measures referenced in this release and other public communications may include estimates of future Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS. Such forward-looking non-GAAP measures may differ significantly from the corresponding GAAP measures, due to depreciation and amortization, tax expense, and/or interest expense, some or all of which management has not quantified for the future periods.

GENTHERM INCORPORATED

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net income	$32,909	$11,873
Non-cash purchase accounting impact	2,050	2,143
Restructuring expenses	791	3,766
Unrealized currency (gain) loss	(295)	765
Acquisition expenses	114	—
Tax effect of above	(680)	(1,710)
Adjusted net income	$34,889	$16,837

Weighted average shares outstanding:
Basic	32,946	32,693
Diluted	33,390	32,869

Earnings per share, as reported:
Basic	$1.00	$0.36
Diluted	$0.99	$0.36
Adjusted earnings per share:
Basic	$1.06	$0.52
Diluted	$1.04	$0.51

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$170,955	$268,345
Accounts receivable, net	222,385	211,672
Inventory:
Raw materials	74,549	68,362
Work in process	8,423	8,247
Finished goods	49,085	45,792
Inventory, net	132,057	122,401
Other current assets	39,072	41,188
Total current assets	564,469	643,606
Property and equipment, net	151,440	152,581
Goodwill	66,289	68,024
Other intangible assets, net	42,859	46,421
Operating lease right-of-use assets	27,200	30,642
Deferred income tax assets	71,983	73,912
Other non-current assets	8,214	7,653
Total assets	$932,454	$1,022,839
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$132,831	$116,043
Current lease liabilities	6,168	6,032
Current maturities of long-term debt	2,500	2,500
Other current liabilities	81,251	81,409
Total current liabilities	222,750	205,984
Long-term debt, less current maturities	59,319	189,934
Non-current lease liabilities	22,354	24,233
Pension benefit obligation	7,612	8,163
Other non-current liabilities	7,661	8,194
Total liabilities	$319,696	$436,508
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized 33,110,644 and 32,921,341 issued and outstanding at March 31, 2021 and December 31, 2020, respectively	129,600	121,073
Paid-in capital	6,123	7,458
Accumulated other comprehensive loss	(28,656)	(14,982)
Accumulated earnings	505,691	472,782
Total shareholders’ equity	612,758	586,331
Total liabilities and shareholders’ equity	$932,454	$1,022,839

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating Activities:
Net income	$32,909	$11,873
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,854	10,406
Deferred income taxes	105	721
Non-cash stock based compensation	2,740	1,942
Change in defined benefit pension plans	(477)	85
Loss on sale of property and equipment	242	119
Operating lease expense	2,575	1,651
Changes in assets and liabilities:
Accounts receivable, net	(13,931)	(2,040)
Inventory	(11,546)	(404)
Other assets	555	(4,805)
Accounts payable	18,113	13,540
Other liabilities	(1,472)	(3,669)
Net cash provided by operating activities	39,667	29,419
Investing Activities:
Purchases of property and equipment	(9,913)	(3,231)
Acquisition of intangible assets	—	(3,141)
Proceeds from the sale of property and equipment	10	34
Other	(200)	—
Net cash used in investing activities	(10,103)	(6,338)
Financing Activities:
Borrowing of debt	—	169,546
Repayments of debt	(130,000)	(16,111)
Cash paid for the repurchase of Common Stock	—	(9,092)
Proceeds from the exercise of Common Stock options	5,984	5,902
Cash paid for the cancellation of restricted stock	(1,532)	(404)
Acquisition contingent consideration payment	(68)	—
Net cash (used in) provided by financing activities	(125,616)	149,841
Foreign currency effect	(1,338)	(426)
Net (decrease) increase in cash and cash equivalents	(97,390)	172,496
Cash and cash equivalents at beginning of period	268,345	52,948
Cash and cash equivalents at end of period	$170,955	$225,444
Supplemental disclosure of cash flow information:
Cash paid for taxes	$2,555	$3,525
Cash paid for interest	$844	$537

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